February 23, 2009

VIA FIRST-CLASS MAIL, POSTAGE PREPAID

George Foreman Ventures LLC
100 n. Wilkes-Barre Boulevard
4th Floor
Wilkes-Barre, Pennsylvania 18702

Re: Services Agreement dated as of August 15, 2005 (the "Services Agreement") by and between George Foreman Productions, Inc. ("Lender") and George Foreman Ventures LLC (the "Company")

Gentlemen:

We are writing to inform you that the Company has failed to make the payments required by Section 5(a) of the above-referenced Services Agreement.

We request that the Company immediately cure this failure and make all payments that are accrued pursuant to Section 5 of the Services Agreement but are unpaid to date.

Please also note that any future notices to Lender under the Services Agreement should copy Sonnenschein Nath & Rosenthal LLP, 8000 Sears Tower, Chicago, IL 60610, Attn: Neal Aizenstein, Esq. instead of the address for copies specified in the Services Agreement.

We look forward to your prompt attention to this matter.

Sincerely,

George Foreman Productions, Inc.

By: ______________________

cc: Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
Attention: Peter G. Smith

Franklin, Weinrib, Rudell & Vassallo, P.C.
488 Madison Avenue
New York, New York 10022
Attention: Kenneth M. Weinrib, Esq.